UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2015

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)

David W. Oldach, M.D., Chief Medical Officer

On October 13, 2015, we entered into a change in control severance agreement with David W. Oldach, M.D., our Chief Medical Officer (the “Oldach Severance Agreement”). Pursuant to the Oldach Severance Agreement, if Dr. Oldach’s employment is terminated without “cause” (as defined in the Oldach Severance Agreement) or he resigns for “good reason” (as defined in the Oldach Severance Agreement) within 12 months of a “change in control” of the Company (as defined in the Oldach Severance Agreement), then, provided: (i) such termination results in Dr. Oldach incurring a “separation from service” as defined under Treasury Regulation 1.409A-1(h), (ii) Dr. Oldach has not breached the Oldach Severance Agreement or the previously executed confidentiality and assignment of inventions agreement, and (iii) conditioned upon his execution of an effective release, we will pay Dr. Oldach an amount equal to his then-current base salary for a period of 12 months, a lump sum payment of a pro rata bonus based upon Dr. Oldach’s target bonus amount for the year of his termination, and reimbursement of COBRA premiums for the lesser of 12 months or until he becomes eligible for insurance benefits from another employer. The Company also has the option to terminate COBRA payments following the Termination Date (as defined in the Oldach Severance Agreement), and instead pay a lump sum amount to Dr. Oldach equal to the remaining payments owed to him under the Oldach Severance Agreement. In addition, all of Dr. Oldach’s outstanding and unvested stock options and other equity awards would become immediately and fully exercisable. If Dr. Oldach’s employment is terminated due to his death, “disability” (as defined in the Oldach Severance Agreement), for “cause” by us, he resigns without “good reason” or the term of the Oldach Severance Agreement expires without renewal, Dr. Oldach will not be entitled to any additional compensation under the Oldach Severance Agreement beyond that which had accrued as of the date of termination. The Oldach Severance Agreement provides that if Dr. Oldach is a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then no compensation or benefit that qualifies as a nonqualified deferred compensation plan under Section 409A of the Code will be paid or provided to Dr. Oldach before the day that is six months plus one day after the termination date. In addition, if an excess parachute payment would be made to Dr. Oldach in the event of a change in control, we may, at our election, reduce the amounts to be paid to Dr. Oldach to the extent necessary to avoid its treatment as an excess parachute payment under the Code. The Oldach Severance Agreement has an initial term of five years and will automatically renew thereafter for additional one-year terms unless we provide Dr. Oldach with notice of nonrenewal at least 90 days prior to the end of the initial five-year term or any additional one-year term.

Pursuant to the terms of the Oldach Severance Agreement, Dr. Oldach is subject to non-competition and non-solicitation provisions that apply for a period of 12 months immediately following a termination or cessation of his employment for any reason.

The foregoing description of the Oldach Severance Agreement is qualified in its entirety by reference to the full and complete terms contained therein, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Prabhavathi Fernandes, Ph.D., President and Chief Executive Officer

As previously disclosed, we had entered into an employment agreement (the “Fernandes Employment Agreement”) and a change in control severance agreement (the “Fernandes Severance Agreement”, collectively with the Fernandes Employment Agreement, the “Fernandes Agreements”) with Prabhavathi Fernandes, Ph.D., our President and Chief Executive Officer.

On October 13, 2015, we amended the Fernandes Agreements to give us the option to terminate COBRA payments following the Termination Date (as defined in the Fernandes Agreements), and instead pay a lump sum amount to Dr. Fernandes equal to the remaining payments owed to her under the Fernandes Agreements.

The foregoing description of the Fernandes Employment Agreement, the Fernandes Severance Agreement and each of their amendments are qualified in their entirety by reference to the full and complete terms contained therein, which are filed as Exhibits 10.16 and 10.17 to our Form 8-K filed August 13, 2013, and as Exhibits 10.2 and 10.3 to this report, both of which are incorporated herein by reference.

Mark W. Hahn, Executive Vice President and Chief Financial Officer, and David Moore, Executive Vice President and Chief Commercial Officer

As previously disclosed, we had entered into identical change in control severance agreements with Mark W. Hahn, our Executive Vice President and Chief Financial Officer (the “Hahn Severance Agreement”), and David Moore, our Executive Vice President and Chief Commercial Officer (the “Moore Severance Agreement”). On October 13, 2015, we amended the Hahn Severance Agreement and the Moore Severance Agreement (collectively, the “Amended Agreements”). The Amended Agreements provide terms that are identical to those for Dr. Oldach, described above. Specifically, the Amended Agreements now (i) increase the term after a “change of control”, from six to 12 months, in which the executive’s termination would trigger other terms of the executive’s Amended Agreement; (ii) increase the period, from six to 12 months, in which the executive would be paid his base salary following a termination after a change in control; (iii) add a lump sum payment of a pro rata bonus based upon the executive’s target bonus amount for the year of his termination; (iv) increase the period, from a maximum of six months to a maximum of 12 months, in which the executive would receive reimbursement of COBRA premiums following a termination after a change in control; and (v) give us the option to terminate COBRA payments following the Termination Date (as defined in the Amended Agreement), and instead pay a lump sum amount to the executive equal to the remaining COBRA payments owed to him under the Amended Agreement.

Pursuant to the terms of the Amended Agreements, each executive is subject to non-competition and non-solicitation provision that applies for a period of 12 months immediately following a termination or cessation of each of the executive’s employment for any reason.

The foregoing description of the Amended Agreements are qualified in their entirety by reference to the full and complete terms contained therein, which are filed as Exhibit 10.4 and 10.5 to this report, both of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Severance Agreement by and between Cempra, Inc. and David W. Oldach, M.D.

10.2	Amendment to Form of Employment Agreement by and between Cempra, Inc. and Prabhavathi B. Fernandes, Ph.D.

10.3	Amendment to Form of Change in Control Severance Agreement by and between Cempra, Inc. and Prabhavathi Fernandes, Ph.D.

10.4	Amendment to Form of Change in Control Severance Agreement by and between Cempra, Inc. and Mark W. Hahn

10.5	Amendment to Form of Change in Control Severance Agreement by and between Cempra, Inc. and David Moore

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: October 19, 2015	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer